EXHIBIT 24

                   CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60180) pertaining to the Amended and Restated Stock Option Plan (1986), the Registration Statement (Form S-8 No. 33-16250) pertaining to the Amended and Restated Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-60285) pertaining to the Key Executives and Non-Employee Directors Stock Option Plan (1993), as amended, the Registration Statement (Form S-8 No. 33-60289) pertaining to the Stock Option and Incentive Stock Plan (1995), and the Registration Statement (Form S-3 No. 33-51775) and related Prospectus of Toll Brothers, Inc. of our report dated December 7, 1995 with respect to the financial statements and schedule of Toll Brothers, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 1995.


                                  /s/  Ernst & Young LLP
                                  ------------------------


    Philadelphia, Pennsylvania
    January 17, 1996